EXHIBIT 99.1

  The Cheesecake Factory Opens in Oakbrook, Illinois and Des Moines,
            Iowa; Increases Share Repurchase Authorization

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Aug. 5, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its 78th and 79th Cheesecake Factory(R) restaurants at the Oakbrook Center Mall in Oak Brook, Illinois on August 2, 2004 and at the Jordan Creek Town Center in Des Moines, Iowa on August 4, 2004. "We are very pleased with these two openings," stated David Overton, Chairman and CEO. "Our restaurant opening schedule remains on track with an additional ten new restaurant openings planned for the remainder of 2004."
    Additionally, the Company's Board of Directors increased the share repurchase authorization of the outstanding common stock of the Company to 4,000,000 shares from 1,687,500 shares, an increase of 2,312,500 shares. Shares may be repurchased in the open market or through privately negotiated transactions at times and prices considered appropriate by the Company. Since the Company's initial repurchase authorization in 1998, 1,249,100 shares have been repurchased for approximately $24.5 million. Share repurchases will be funded from the Company's cash balances, operating cash flow and the proceeds from the exercise of stock options.
    The Cheesecake Factory Incorporated operates 79 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000